Executive Leadership Employee Noncompetition Agreement

In consideration of my employment by Dex Media or any successor, affiliate, subsidiary, or Related Company (as defined below), I, [EMPLOYEE NAME], hereby acknowledge and agree as follows:

1.     Acknowledgement.

a)      Dex Media means Dex One Service, Inc., SuperMedia LLC and any Related Company. Each of Dex Media’s subsidiaries and affiliated companies is a Related Company.

b)     Dex Media and its Related Companies (hereinafter referred to as the “Company”) provides a broad range of marketing products and services to generate customer leads for local, regional and national businesses, including developing messaging, optimizing marketing programs and leveraging products such as online and mobile search solutions, print and online yellow pages directories, voice based search platforms, a large pay-per-click ad network, and related products and services (“Company Business”).

c)     The provisions set forth in this Agreement are reasonably necessary to protect the Company’s legitimate business interests and do not interfere with my ability to earn a comparable living or secure employment in the field of my choice. In addition, I agree and acknowledge that the Company will suffer costly and irreparable harm, loss and damage if this Agreement is violated and any assessment of damages would not adequately compensate the Company for said harm, loss and damage. I authorize the Company to disclose this Agreement to my future or prospective employers along with notification of the Company’s intent to exercise all rights it has to seek enforcement of its terms. I further agree to provide a copy of this Agreement to any prospective employer prior to accepting any offer of employment during the twelve month period immediately following my termination of employment by Company.

d)     In the event of my transfer to any Related Company, either at my request or the request of the Company: (i) the obligations that I owe to the Company as set forth in this Agreement shall be owed with equal force and effect to the Related Company; (ii) the rights afforded to the Company herein shall extend to the Related Company; (iii) all provisions of this Agreement shall apply for the benefit of the Related Company just as if this Agreement was originally made between me and the Related Company; and (iv) for purposes of this Agreement only, my transfer to any Related Company shall not be treated as a termination of my employment with the Company.

e)     The obligations that I owe to the Company as set forth in this Agreement shall cease to the extent (i) that the Company terminates my employment for reasons other than “Cause” (as defined in Section 4.5.4 of the Dex Media, Inc. Severance Plan – Executive Vice President and Above (the “Severance Plan”) or I terminate my employment with the Company for “Good Reason” (as defined in Section 4.5.5 of the Severance Plan), and (ii) the Company fails to pay or provide severance benefits to me as required under the terms of the Plan, or any successor plan, provided that I give written notice to the Company of its failure to pay or provide severance benefits and the Company fails to cure within 30 days of receipt of such notice.

2.     Employment at Will. Nothing in my conditional employment offer letter from the Company or this Agreement grants me rights of any kind including, without limitation, any right to employment for a particular term or any right to severance pay, and does not alter the my status as an employee at will. Just as I may terminate my employment at any time, with or without cause, the Company may also terminate my employment at any time, with or without cause.

Executive Leadership Employee Noncompetition Agreement
March 2015

Executive Leadership Employee Noncompetition Agreement

3.     Noncompetition Agreement. During my employment with the Company and for a period of one (1) year following the termination of my employment with the Company (whether voluntary or involuntary and regardless of the reason for, or party initiating, the termination), I will not engage in any of the following activities on my own behalf or in any capacity on behalf of another person, company or other entity (collectively “others”):

a)     Engage in any capacity, including as principal, agent, employee, employer, stockholder of more than five percent (5%) of the issued and outstanding stock, advisor, partner, or consultant, which includes my primary job functions performed within the last twelve (12) months of my employment with the Company in any business (or assist others to engage in any business) that is Directly Competitive with the Company’s Business in those states in which I had contact, directly or indirectly, with a Customer or Prospective Customer during the last twelve (12) months of my employment by the Company or if my job did not involve customer contact, within a fifty (50) mile radius of the city or cities in which my primary duties were regularly performed; or

b)     Have any Material Interest in any person, company or entity that is Directly Competitive with the Company’s Business in those states in which I had contact, directly or indirectly, with a Customer or Prospective Customer during the last twelve (12) months of my employment by the Company or if my job did not involve customer contact, within a fifty (50) mile radius of the city or cities in which my primary duties were regularly performed; or

c)     Solicit, accept business from, serve, divert, or assist others in soliciting, accepting business from, serving or diverting any Customer or Prospective Customer of the Company with whom I have had any contact on behalf of the Company during the last twelve (12) months of my employment with the Company.

As used in this Section 3, the following terms shall have the meanings specified immediately below:

•
Directly Competitive means any business or activity that is the same as or substantially similar to the Company’s Business. This includes, but is not limited to, the sale and placement of advertising in print telephone directories, print magazines, internet yellow pages, digital advertising, search engine marketing or search engine optimization delivered via the internet or wireless telecommunications products or services, or web design or hosting.

•
Material Interest means the ownership of more than five percent (5%) of the total outstanding equity of a company or other entity, or the right to control the management, operations or affairs of others, or the exercise of control over or the management of others.

•	Customer means any person, company or other entity that has entered into an agreement or similar business arrangement with the Company relating to the Company’s Business.

•
Prospective Customer means any person, company or other entity that the Company reasonably identifies as a potential customer and who, at any time during the last twelve months of my employment with the Company, I had knowledge that the Company has had contact with concerning that person, company or other entity becoming a customer of the Company.

4.     Related Companies. I agree that each of my obligations under this Agreement shall benefit Related Companies to the same extent as if such obligations were expressly and separately stated as being owed to each Related Company and that each Related Company is intended by us to be

Executive Leadership Employee Noncompetition Agreement
March 2015

Executive Leadership Employee Noncompetition Agreement

a third party beneficiary of this Agreement and is entitled to enforce the provisions in this Agreement included for its protection.

5.     Violations/Remedies. This Agreement may be strictly enforced in equity by injunctive relief, and I agree to submit to the equitable jurisdiction of any court having jurisdiction over the matter, in any action to enjoin the violation of this Agreement. I agree that in the event of a violation of this Agreement, the Company shall be irreparably harmed and so shall be entitled to an injunction from a court of competent jurisdiction, restraining any further violation of the restrictive covenants by me or any other person or entity assisting me in engaging in such conduct which violates this Agreement. The right to an injunction as provided for by this paragraph shall be cumulative and not exclusive, and shall be in addition to any other remedies available to the Company.

6.     Governing Law/Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas but excluding its conflict of laws provisions or any law that would require application of the law of any other jurisdiction. Venue shall be proper in Tarrant County, Texas.

7.     Interpretation and Severability. I expressly agree that, if a court of competent jurisdiction deems any of the language contained in this Agreement to be vague or ambiguous, such language shall not be presumptively construed against the Company or me, but shall be construed to give effect to the true intentions of the parties. If for any reason any section, subsection or any portion of this Agreement is judicially declared to be invalid or unenforceable by a court of competent jurisdiction, the same shall not affect the validity or enforceability of any other section or subsection or portion thereof.

8.     Assignment; Successors and Assigns. The Company may assign this Agreement to any Related Company and any Related Company may further assign this Agreement to any other Related Company. I may not assign any of my obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company’s successors and assigns and may be enforced by the Company and its successors and assigns. This Agreement shall inure to the benefit of and be binding upon me, my heirs, executors, administrators and legal representatives.

9.     Waiver and Enforceability. No failure or delay in exercising any right, power or remedy hereunder shall constitute a waiver, forfeiture or other impairment of such right, power or remedy. Except as expressly provided herein to the contrary, the rights, power and remedies herein are cumulative rather than exclusive and may be exercised concurrently or consecutively in any order.

10.    Entire Agreement. This Agreement constitutes the entire agreement between the Company and me with respect to the subject matter hereof. I represent and warrant that I have not relied on any promise or representation not set forth in this Agreement. No changes, modifications, or amendments of any terms and conditions of this Agreement are valid or binding unless agreed to by the Company in a writing signed by both the Company and me.

11.    Electronic Acceptance/Effective Date. If available, I acknowledge that I may accept this Agreement by electronic signature in accordance with the Company’s approved format. This Agreement shall be effective as of my first day of employment with the Company or the date of my signature, whichever is later (the “Effective Date”).

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.

Accepted and Agreed to:

Executive Leadership Employee Noncompetition Agreement
March 2015

Executive Leadership Employee Noncompetition Agreement

[OFFICER’S NAME]

Employee Signature _______________        ______________

Date _______________________        ___________________________

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Executive Leadership Employee Noncompetition Agreement
March 2015